FREE WRITING PROSPECTUS	Filed Pursuant to Rule 433
Dated April 16, 2013	Registration No. 333-167044
Registration No. 333-167044-01

*Pricing Details*	$550mm Ally Master Owner Trust 2013-2
Joint-Leads:	JPM (struc), BAML, SG
Co-Managers:	BMO, CIBC, Lloyds, PNC, Scotia

CL	AMT(MM)	WAL	M/S&P	E.FNL	L.FNL	PRICED	$PX
A	$550.00	2.98	Aaa/AAA	4/16	4/18	1ML+45	100.00

TICKER:	AMOT 2013-2
REGISTRATION:	SEC Registered
EXPECTED PXG:	Priced
EXPECTED RATINGS:	Moody’s/S&P
EXPECTED SETTLE:	4/24/13
FIRST PAY:	5/15/13
ERISA ELIGIBLE:	Yes
BILL & DELIVER:	J.P. Morgan
MIN DENOMS:	$100K x $1K
CUSIP:	02005ADG0

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Any disclaimer below is not applicable and should be disregarded.

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